Exhibit 4.2

WESTERN ALLIANCE BANCORPORATION,
Issuer,
to
WELLS FARGO BANK, NATIONAL ASSOCIATION,
Trustee

FIRST
SUPPLEMENTAL
INDENTURE
Dated as of
August 25, 2010
TO
SENIOR DEBT
INDENTURE
Dated as of
August 25, 2010

10.00% SENIOR NOTES DUE 2015

     FIRST SUPPLEMENTAL INDENTURE, dated as of August 25, 2010 (this “Supplemental Indenture”), between Western Alliance Bancorporation, a Nevada corporation having an address at 2700 West Sahara Avenue, Las Vegas, Nevada 89102 (hereinafter called the “Company,” which term shall include any successors and assigns pursuant to the terms of this Supplemental Indenture), and Wells Fargo Bank, National Association, a national banking association having an address at MAC N9311-110, 625 Marquette Avenue, Minneapolis, MN 55479, Attn: Corporate Trust Administration (hereinafter called the “Trustee”).
     WHEREAS, the Company executed and delivered the Senior Debt Indenture (the “Indenture”), dated as of August 25, 2010, to the Trustee, to provide for the issuance of the Company’s notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series;
     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of its notes under the Indenture to be known as its “10.00% Senior Notes due 2015” (the “Notes”), the form and substance of and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;
     WHEREAS, the Board of Directors of the Company pursuant to resolutions duly adopted on April 27, 2010, and the Pricing Committee (as defined such resolutions) of the Board of Directors at its meeting held on August 20, 2010, have duly authorized the issuance of the Notes and the other amendments to the Indenture provided for in this Supplemental Indenture, and have authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect each such issuance;
     WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Sections 301 and 901 of the Indenture;
     WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and
     WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make each of the Notes, when executed by the Company and authenticated and delivered by the Trustee or an authentication agent, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.
     NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holder thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, the Company covenants and agrees, with the Trustee, as follows:

ARTICLE ONE
DEFINITIONS
          Section 1.01 Definition of Terms.
     Unless the context otherwise requires:
               (a) each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;
               (b) the singular includes the plural and vice versa; and
               (c) headings are for convenience of reference only and do not affect interpretation.
     “Capital Stock” means, as to shares of a particular corporation, outstanding shares of stock of any class whether now hereafter authorized, irrespective of whether such class shall be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of such corporation.
     “Global Security” means, with respect to any series of Securities, a Security executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with the Indenture and this Supplemental Indenture and pursuant to a Company Order, which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same issue date, date or dates on which principal is due, and interest rate or method of determining interest and which, if the Securities of the series are Registered Securities, shall be registered in the name of the Depositary, or its nominee.
     “Notes” has the meaning specified in the second whereas clause of the preamble.
     “Principal Subsidiary Bank” means (i) any of the Company’s Subsidiary Banks, the consolidated assets of which constitute 40% or more of the consolidated assets of the Company and its Subsidiaries or (ii) any other Subsidiary Bank designated as a Principal Subsidiary Bank pursuant to a Board Resolution and set forth in an Officers’ Certificate delivered to the Trustee.
     “Subsidiary Bank” means any Subsidiary that is organized under the laws of the United States, any State of the United States, the District of Columbia, any territory of the United States, Puerto Rico, Guam, American Samoa or the Virgin Islands and either (i) accepts deposits that the depositor has a legal right to withdraw on demand and engages in the business of making commercial loans or (ii) is a trust company.
     “Voting Shares” means, as to shares of a particular corporation, outstanding shares of Capital Stock of any class or classes having voting power under ordinary circumstances to elect at least a majority of the board of directors.

ARTICLE TWO
GENERAL TERMS AND CONDITIONS OF THE NOTES
          Section 2.01 Designation and Principal Amount.
     There is hereby authorized and established a series of Securities under the Indenture, designated as the “10.00% Senior Notes due 2015.”
          Section 2.02 Form and Denomination of Notes.
     The definitive form of the Notes and the Trustee’s Certificate of Authentication to be endorsed thereon shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Notes shall bear interest and have such other terms as are stated in the form of definitive Notes or in the Indenture. The Stated Maturity of the Notes shall be September 1, 2015. The Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
          Section 2.03 Initial Limit on Amount of Series.
     The Notes shall initially be limited to U.S.$75,000,000 in aggregate principal amount. Following the initial issuance of the Notes, the aggregate principal amount of Notes may be increased as provided in Section 2.05.
          Section 2.04 Ranking.
     The Notes are unsecured and unsubordinated and shall rank equally among themselves and with all of the Company’s other current and future unsecured and unsubordinated indebtedness. The Notes will rank junior to all of the Company’s current and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will not be guaranteed by any of the Company’s subsidiaries and will be structurally subordinated to all of the existing and future liabilities of the Company’s subsidiaries.
          Section 2.05 Further Issues Without Holders’ Consent.
     The Company may, from time to time, without the consent of the Holders of the Notes, but in compliance with the terms of the Indenture, issue additional Notes having the same ranking, interest rate, maturity date and other terms as the Notes, except for the issue date, the issue price and, if applicable, the first payment of interest on the additional Notes. Any such additional Notes, together with the Notes herein provided for, will constitute a single series of Securities under the Indenture; provided, however, that no additional Notes may be issued unless they will be fungible with the Notes offered hereby for United States federal income tax and securities law purposes; and provided, further, that the additional Notes have the same CUSIP number as the Notes offered hereby. No additional Notes may be issued if any Event of Default has occurred and is continuing with respect to the Notes.

          Section 2.06 Redemption; Sinking Fund.
     The Notes are not subject to redemption or repayment prior to the Stated Maturity and will not be subject to any sinking fund. For the avoidance of doubt, Articles XI, XII and XIII contained in the Indenture shall not be applicable to the Notes.
          Section 2.07 Form and Payment.
     Principal of and interest on the Notes shall be payable in U.S. dollars. For the avoidance of doubt, Article XIV of the Indenture shall not be applicable to the Notes.
          Section 2.08 Global Securities.
     The Notes shall be issued as Registered Securities in the form of one or more Global Securities, without coupons, registered in the name of Cede & Co. (the nominee of the Depositary, which initially shall be The Depository Trust Company). Except as otherwise provided in Section 203 of the Indenture, the Global Securities described above may be transferred by the Depositary, in whole but not in part, only to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary, or to a successor Depositary or to a nominee of such successor Depositary. For the avoidance of doubt, all references contained in the Indenture to “Bearer Securities” and “Coupons” do not apply to the Notes and shall be disregarded.
     Owners of beneficial interests in such Global Securities will not be considered the Holders thereof for any purpose under the Indenture. The rights of owners of beneficial interests in such Global Securities shall be exercised only through the Depositary.
          Section 2.09 Place of Payment.
     Notwithstanding anything contained in the Indenture to the contrary, the Place of Payment for the Notes shall be the Corporate Trust Office and the Company shall not be required to maintain a Place of Payment in New York City.
          Section 2.10 Non-Applicable Provisions.
     The Notes shall not (i) be convertible into and/or exchangeable for Common Stock or other securities or property, (ii) be issuable upon the exercise of warrants, and (iii) be guaranteed by any Person on the date of issuance. Company will not pay Additional Amounts on such Securities and for the avoidance of doubt, Section 1004 of the Indenture shall not be applicable to the Notes.
ARTICLE THREE
ORIGINAL ISSUE OF NOTES
          Section 3.01 Original Issue of Notes.

     The Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company Order, authenticate and deliver such Notes as in such Company Order provided.
ARTICLE FOUR
COVENANTS
     The Company shall comply with the following Covenants in addition to those Covenants set forth in the Indenture:
          Section 4.01 Liens.
     As long as any of the Notes are Outstanding, the Company will not, and it will not permit any Subsidiary to, pledge, mortgage or hypothecate or permit to exist any pledge, mortgage or hypothecation or other lien upon Voting Shares of any Principal Subsidiary Bank to secure any indebtedness for borrowed money without making effective provisions whereby any Notes then Outstanding shall be equally and ratably secured with any and all such indebtedness; provided, however, that this restriction shall not prevent the mortgage, pledge or hypothecation of, or the establishment of a lien:
               (a) to secure indebtedness of the Company or a Subsidiary as part of the purchase price of such Voting Shares, or incurred prior to, at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof;
               (b) by the acquisition by the Company or any Subsidiary of any Voting Shares subject to mortgages, pledges, hypothecations or other liens existing thereon at the time of acquisition (whether or not the obligations secured thereby are assumed by the Company or such subsidiary);
               (c) by the assumption by the Company or a Subsidiary of obligations secured by mortgages on, pledges or hypothecations of, or other liens on, any such Voting Shares, existing at the time of the acquisition by the Company or such Subsidiary of such Voting Shares;
               (d) by the extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part, of any mortgage, pledge, hypothecation or other lien referred to in the foregoing clauses (a), (b) and (c); provided, however, that the principal amount of any and all other obligations and indebtedness secured thereby shall not exceed the principal amount not secured at the time of each extension, renewal or refunding, and that such extension, renewal or refunding shall be limited to all or a part of the Voting Shares that were subject to the mortgage, pledge, hypothecation or other lien so extended, renewed or refunded;
               (e) to secure loans or other extensions of credit by a Subsidiary Bank subject to Section 23A of the Federal Reserve Act or any successor or similar federal law or regulations promulgated thereunder;
               (f) for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by the Company or a Subsidiary in good faith by appropriate proceedings and the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto (segregated to the extent required by generally accepted accounting principles); or
               (g) with respect to any judgment, if such judgment shall not have remained undischarged, or unstayed on appeal or otherwise, for more than 60 days.
          Section 4.02 Provision of Financial Information.
     Irrespective of whether the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will cause to be filed with the Commission the annual reports, quarterly reports and other documents which the Company would be required to file pursuant to Section 13 or 15(d) of the Exchange Act on or prior to the respective dates by which the Company is, or would be, required to file such documents if the Company was so subject. The Company will also (i) file with the Trustee copies of the annual reports, quarterly reports, and other documents that the Company is, or would be, required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within 15 days of the date by which such documents are required to be filed by the Company with the Commission; and (ii) if filing such documents with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any Holder of the Notes.
          Section 4.03 Waiver of Covenants.
     The Company may omit to comply with any covenant or condition set forth in this Article Four, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Notes then Outstanding shall, by Act of such Holders of Securities, either waive such compliance in each instance or generally waive compliance with such covenant or condition, with a copy of such waiver delivered to the Trustee, but no such waiver shall extend to or affect each covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.
ARTICLE FIVE
MISCELLANEOUS
          Section 5.01 Ratification of Indenture.
     The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Notes. To the extent there is a conflict between the Indenture and this Supplemental Indenture with respect to the Notes, the terms of this Supplemental Indenture shall govern.
          Section 5.02 Trustee Not Responsible for Recitals.

     The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
          Section 5.03 Governing Law.
     This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.
          Section 5.04 Separability.
     In case any one or more of the provisions contained in this Supplemental Indenture, the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
          Section 5.05 Counterparts.
     This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. This Supplemental Indenture shall be effective when one or more counterparts has been signed by the parties hereto and delivered (including by electronic transmission) to the other parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first above written.

WESTERN ALLIANCE BANCORPORATION
By:	/s/ Randall S. Theisen
Name:	Randall S. Theisen
Title:	Senior Vice President, General Counsel and Assistant Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President

1

EXHIBIT A
FORM OF NOTE
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. EXCEPT AS OTHERWISE PROVIDED IN SECTION 203 OF THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY, OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.
THIS SECURITY IS NOT A DEPOSIT OR OTHER OBLIGATION OF A DEPOSITORY INSTITUTION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

WESTERN ALLIANCE BANCORPORATION
10.00% Senior Notes due 2015
No.: 1
CUSIP: 957638AB5
ISIN: US95763AB57
     WESTERN ALLIANCE BANCORPORATION, a Nevada corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Seventy Five Million Dollars ($75,000,000), or such other principal amount as may be set forth in the records of the Depositary or the Securities Registrar hereinafter referred to in accordance with the Indenture, on September 1, 2015 (the “Stated Maturity Date”). The Company further promises to pay interest on said principal sum from August 25, 2010 or from the most recent interest payment date on which interest has been paid or duly provided for, semi-annually in arrears on March 1 and September 1 of each year (each such date, an “Interest Payment Date”), commencing March 1, 2011, at the rate of 10.00% per annum until the principal hereof is paid or duly provided for or made available for payment. In the event that any date, other than the Stated Maturity Date, on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay). In the event that the Stated Maturity Date is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on this Security or such payment will accrue for the period from and after the Stated Maturity Date in respect of such delay. A “Business Day” shall mean any day other than a Saturday, Sunday, or any other day on which banking institutions and trust companies in New York, New York or the Place of Payment are permitted or required by law, regulation or executive order to close. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the fifteenth (15th) calendar day preceding the relevant Interest Payment Date whether or not such day is a Business Day. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     Payment of the principal of and interest on this Security will be made at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to Holders of Registered Securities entitled thereto as such Holders shall appear in the Securities Register.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Signature on next page]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

WESTERN ALLIANCE BANCORPORATION
By:	Randall S. Theisen
	Name:	Randall S. Theisen
	Title:	Senior Vice President, General Counsel and Assistant Secretary

By:	/s/ Linda Mahan
	Name:	Linda Mahan
	Title:	Secretary

Attest:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, Not in its individual capacity but solely as Trustee
By:	/s/ Richard Prokosch
AUTHORIZED OFFICER
Dated: August 25, 2010

[Reverse of Security]
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Notes Indenture, dated as of August 25, 2010, as supplemented by that First Supplemental Indenture, dated as of August 25, 2010 (herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and to which Indenture reference is hereby made for a statement of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest, rank and in any other respect provided in the Indenture.
     All terms used in this Security that are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the Company, when authorized by a Board Resolution, and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Indenture or modifying in any manner the rights and obligations of the Holders of the Securities of each such series under the Indenture, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series (voting as one class) to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of a specified percentage in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series may declare the principal amount of all the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders).
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium (if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon presentment of this Security for registration of transfer at the office or agency of the

Company maintained under Section 305 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer substantially in the form attached hereto duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but, subject to certain exceptions set forth in the Indenture, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of such series of a different authorized denomination, as requested by the Holder surrendering the same.
     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

[FORM OF TRANSFER NOTICE]
To assign this Security, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)
(Insert assignee’s soc. Sec. or tax I.D. no.)
(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                          to transfer this Security on the books of the Company. The agent may substitute another to act for him.
     Date:
Your signature:
(Sign exactly as your name appears on the face of this Security)
     Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).